                                                                   Exhibit 99.1



                               AQUA AMERICA, INC.
                         401(K) AND PROFIT SHARING PLAN

                                Financial Report


                                December 31, 2004

     (With Report of Independent Registered Public Accounting Firm Thereon)

AQUA AMERICA, INC. 401(K) AND PROFIT SHARING PLAN
--------------------------------------------------------------------------------


TABLE OF CONTENTS
DECEMBER 31, 2004




                                                                        PAGE
                                                                       ------

FINANCIAL STATEMENTS:

     Report of Independent Registered Public Accounting Firm on the
         Financial Statements and Supplementary Information                1

     Statements of Net Assets Available for Benefits                       2

     Statements of Changes in Net Assets Available for Benefits            3

     Notes to Financial Statements                                         4



SUPPLEMENTARY SCHEDULES:

     Schedule of Assets (Held at End of Year)                             10

     Schedule of Reportable Transactions                                  11

     Schedule of Nonexempt Transactions                                   12

     Schedule of Delinquent Participant Contributions                     13

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            ON THE FINANCIAL STATEMENTS AND SUPPLEMENTARY INFORMATION


To the Administrators
Aqua America, Inc. 401(k) and Profit
   Sharing Plan


         We have audited the accompanying statements of net assets available for benefits of the Aqua America, Inc. 401(k) and Profit Sharing Plan as of December 31, 2004 and 2003, and the related statements of changes in net assets available for benefits for the year ended December 31, 2004 and for the period beginning August 1, 2003 (date of inception) through December 31, 2003. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Aqua America, Inc. 401(k) and Profit Sharing Plan as of December 31, 2004 and 2003, and the changes in net assets available for benefits for the year ended December 31, 2004 and for the period beginning August 1, 2003 (date of inception) through December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

         Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary schedules of assets (held at end of year) as of December 31, 2004, and reportable transactions, nonexempt transactions, and delinquent participant contributions for the year ended December 31, 2004 are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplementary schedules are the responsibility of the Plan's management. The supplementary schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



                                           /s/BEARD MILLER COMPANY LLP


Reading, Pennsylvania
May 13, 2005

AQUA AMERICA, INC. 401(K) AND PROFIT SHARING PLAN
--------------------------------------------------------------------------------
STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
DECEMBER 31, 2004 AND 2003



                                                       2004            2003
                                                     --------        --------
                   ASSETS

     Investments, at fair value                     $5,023,229       $515,995

     Employer contributions receivable                 284,530         81,216
                                                    ----------       --------

         NET ASSETS AVAILABLE FOR BENEFITS          $5,307,759       $597,211
                                                    ==========       ========








See notes to financial statements.
--------------------------------------------------------------------------------
                                        2

AQUA AMERICA, INC. 401(K) AND PROFIT SHARING PLAN
--------------------------------------------------------------------------------
STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
YEAR ENDED DECEMBER 31, 2004 AND THE PERIOD FROM
AUGUST 1, 2003 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2003


                                                                                      2004                 2003
                                                                                    --------             --------
INVESTMENT INCOME

     Interest and dividends                                                        $   177,214           $    2,540
     Net appreciation in fair value of investments                                     294,013               21,668
                                                                                   -----------           ----------

         TOTAL INVESTMENT INCOME                                                       471,227               24,208
                                                                                   -----------           ----------

CONTRIBUTIONS

     Employer                                                                          475,958              121,403
     Participants                                                                      580,772              111,713
     Participant rollovers                                                           3,281,522              340,041
                                                                                   -----------           ----------

         TOTAL CONTRIBUTIONS                                                         4,338,252              573,157
                                                                                   -----------           ----------

BENEFITS PAID TO PARTICIPANTS                                                          (96,221)                  (4)
                                                                                   -----------           ----------

ADMINISTRATIVE EXPENSES                                                                 (2,710)                (150)
                                                                                   -----------           ----------

         NET INCREASE IN NET ASSETS AVAILABLE FOR BENEFITS                           4,710,548              597,211

NET ASSETS AVAILABLE FOR BENEFITS - BEGINNING OF YEAR                                  597,211                    0
                                                                                   -----------           ----------

NET ASSETS AVAILABLE FOR BENEFITS - END OF YEAR                                     $5,307,759             $597,211
                                                                                   ===========           ==========







See notes to financial statements.
--------------------------------------------------------------------------------
                                        3

AQUA AMERICA, INC. 401(K) AND PROFIT SHARING PLAN
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003



NOTE 1 - DESCRIPTION OF PLAN

         The following description of the Aqua America, Inc. 401(k) and Profit Sharing Plan (the "Plan") is provided for general information purposes only. Participants should refer to the Plan document for more complete information.

         GENERAL

            The Plan, established August 1, 2003 (date of inception), is a defined contribution plan sponsored by Aqua America, Inc. Direct and indirect subsidiaries of Aqua America, Inc. that adopt the Plan are participating employers. All participating employers are referred to herein as the ("Company"). The Plan is designed to conform to all the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and with the applicable provisions of the Internal Revenue Code and the regulations thereunder. Generally, employees of the Company who were hired on or after April 1, 2003 are eligible to participate in the Plan. Notwithstanding the foregoing, the following are excluded: (i) bargaining unit employees unless their union contract provides for participation in the Plan,
            (ii) leased employees, (iii) nonresident aliens and (iv) persons performing services who are classified by the Company as other common law employees. If eligible, employees become participants in the Plan on the January 1, April 1, July 1, or October 1 coinciding with or next following the later of the completion of six months of service or the date the employee becomes a member of an eligible class of employees.

         CONTRIBUTIONS

            Participants may elect to contribute from 1% to 25% of their pretax compensation pursuant to a salary deferral election, up to a maximum of $13,000 in 2004 and $12,000 in 2003, which are partially matched by the Company. Participants may also invest from 1% to 10% of their after-tax compensation, which is not matched by the Company. Additionally, participants who are age 50 or who will attain age 50 prior to the end of the plan year may make an additional deferral contribution ("Catch-Up"), provided the participant made the maximum amount of deferral contributions permitted under the Plan. The maximum amount of allowable catch-up contribution for 2004 and 2003 is $3,000 and $2,000, respectively. Participants may also make transfers between funds or suspend their contributions at any time.

            The Plan provides for employer contributions as follows:

                Employer Matching Contributions

                The Company will make a matching contribution equal to 50% of the first 6% of a participant's compensation which is contributed to the Plan on a pre-tax basis. Matching contributions will be made to the Plan in the form of cash that is used for the purchase of Aqua America, Inc. common stock.



--------------------------------------------------------------------------------
                                       4

AQUA AMERICA, INC. 401(K) AND PROFIT SHARING PLAN
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003



NOTE 1 - DESCRIPTION OF PLAN (CONTINUED)

         CONTRIBUTIONS (CONTINUED)

                Discretionary Contributions

                The Company may make additional discretionary contributions to the Plan for the benefit of active participants. Discretionary contributions will be allocated to active participant accounts on a pro-rated basis based on each participant's compensation compared to the compensation of all active participants. This discretionary contribution will be made to the Plan in the form of cash that is used for the purchase of Aqua America, Inc. common stock. The Company did not make any discretionary contributions for 2004 or 2003.

                Employer Profit Sharing Contributions

                The Company may, at its discretion, make a profit sharing contribution to the Plan to benefit all eligible employees as of the last date of the Plan year. The profit sharing contribution will be made in the form of cash. The Company made profit sharing contributions during 2004 and 2003 of $284,530 and $81,216, respectively.

                Employer Performance Contributions

                The Company may, at its discretion, make an employer performance contribution on behalf of eligible participants if certain established performance goals are achieved. Performance contributions are to be made to the Plan in the form of cash, Company stock, or any combination thereof. The Company did not make any performance contributions during 2004 and 2003.

         VESTING

            Each participant will always be 100% vested in their pre-tax contribution, after-tax contribution, rollover contribution and performance contribution accounts. Participants become 100% vested in their matching contribution account after three years of service and in their profit sharing contribution account after five years of service. A "year of service" for vesting purposes means each plan year (the calendar year) in which the participant is credited with 1,000 or more hours of service.

         COMMON STOCK FUND

            Matching contributions and discretionary contributions may be made in cash or invested in Aqua America, Inc. common stock. Participants who are 100% vested in this fund have an opportunity to elect that any dividends with respect to Aqua America, Inc. common stock held be paid in cash rather than being allocated to their account to be invested in additional shares of Aqua America, Inc. common stock.





--------------------------------------------------------------------------------

AQUA AMERICA, INC. 401(K) AND PROFIT SHARING PLAN
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003


NOTE 1 - DESCRIPTION OF PLAN (CONTINUED)

         INVESTMENT OPTIONS

            Participants can direct, at the time they enroll in the Plan, that their salary deferral and voluntary contributions be invested entirely in one of the funds offered by the Plan or divided among the funds. The Plan currently offers nine mutual funds and one common/collective trust fund. Subject to compliance with applicable state and federal securities laws, the Plan also permits participants to acquire an interest in Aqua America, Inc. common stock. Participants may change their investment instructions and reinvest their contributions in a different fund or funds at any time.

         PAYMENT OF BENEFITS

            Distributions from the Plan are normally made shortly after the participant's retirement, death or disability. If the participant's account balance does not exceed $5,000, the participant will receive a lump-sum distribution as soon as practicable following termination of employment. Withdrawals will be made in cash or shares of Aqua America, Inc. common stock, to the extent permitted by law. Under certain circumstances, a participant may withdraw all or a portion of the employee contributions while still employed.

         LOANS DUE FROM PARTICIPANTS

            Participants may borrow funds from their account balance equal to the lesser of $50,000 or 50% of their vested account balance for a period not to exceed five years, unless the loan is used to purchase the participant's principal residence. Repayment is made through payroll deductions. All new loans are issued at an interest rate of prime plus 1%.

         PLAN FORFEITURES

            Forfeited non-vested accounts are used first to restore any non-vested amounts (if a participant received a distribution and forfeited his non-vested account and resumed employment as a covered employee and repays the full amount of the distribution) then shall be applied as promptly as practicable to reduce employer contributions. Contributions made by the Company are netted against forfeited, non-vested amounts that accumulate during the year. Employer contributions were reduced by $1,778 and $-0- during 2004 and 2003, respectively, as a result of forfeited nonvested accounts. The balance in the forfeiture account was $186 and $-0- as of December 31, 2004 and 2003, respectively.

         PLAN AMENDMENT OR TERMINATION

            Although Aqua America, Inc. hopes to continue the Plan indefinitely, it reserves the right to amend or terminate the Plan at its discretion, subject to the provisions of ERISA. All interests of the participants would be distributed to them in accordance with applicable provisions of the Internal Revenue Code.



--------------------------------------------------------------------------------

AQUA AMERICA, INC. 401(K) AND PROFIT SHARING PLAN
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003


NOTE 2 - SUMMARY OF ACCOUNTING POLICIES

         A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

         BASIS OF ACCOUNTING

            The accompanying financial statements have been prepared using the accrual basis.

         USE OF ESTIMATES

            The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires the Plan's management to use estimates and assumptions that affect the accompanying financial statements and disclosures. Actual results could differ from these estimates.

         ADMINISTRATION

            The Plan is administered by a committee (the "Committee") consisting of three or more individuals selected by and who may be removed at any time by the Board of Directors of Aqua America, Inc. The Committee members may be employees of Aqua America, Inc. and may be participants in the Plan. The Committee members receive no compensation from the Plan for their services in such capacity. The Committee has extensive administrative powers in connection with the Plan, including authority to interpret the provisions of the Plan, to adopt rules for its administration and to make other decisions with respect to the Plan.

            The trustee for the Plan's funds invests the funds as directed by the participants. The principal duties of the trustee are to receive all contributions made to the Plan and to make investments and pay benefits.

            Substantially all of the administrative expenses of the Plan are paid by the Company.

         INVESTMENT VALUATION

            The Plan's investments are stated at fair value. Mutual funds are valued at quoted market prices which represents the net asset value of shares held by the Plan. Common/ collective trust funds are valued at unit value, which represents the fair value of the underlying assets. Aqua America, Inc. stock is valued at its quoted market price. Loans to participants, short-term investments and cash are valued at cost, which approximates fair value.

            Investments of the Plan are exposed to various risks, such as interest rate, market, and credit. Due to the level of risk associated with certain investments and the level of uncertainty related to changes in the value of investments, it is at least reasonably possible that changes in risks in the near term would materially affect investment assets reported in the statement of net assets available for benefits and the statements of changes in net assets available for benefits.



--------------------------------------------------------------------------------
                                       7

AQUA AMERICA, INC. 401(K) AND PROFIT SHARING PLAN
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003


NOTE 2 - SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

         INVESTMENT VALUATION (CONTINUED)

            Dividend income is recorded on the ex-dividend date and interest income is recorded when earned. Realized gains and losses on the sale of the Aqua America, Inc. stock are based on average cost of the securities sold. Purchases and sales are recorded on a trade date basis.

NOTE 3 - INVESTMENTS

         The fair market values of individual assets that represent 5% or more of the Plan's net assets available for benefits as of December 31, 2004 and 2003 are as follows:


                                   INVESTMENTS                                          2004                 2003
                   ----------------------------------------------------              ---------            ---------
                   Mutual funds:
                        American Century Balanced Fund                                $313,012                    *
                        American Century Diversified Bond Fund                         281,165              $54,777
                        American Century Equity Index Fund                             373,284               33,101
                        American Century Select Fund                                   407,178                    *
                        American Century Strat. Alloc. Mod. Fund                       417,056                    *
                        American Century Value Fund                                    589,651                    *
                        American Century Vista Fund                                    448,775                    *
                        JP Morgan U.S. Small Company                                   393,158                    *

                   Common/Collective Funds
                        American Century Stable Asset Fund                             423,845               72,233

                   Stock
                        Aqua America, Inc. Common Stock                                882,082              149,280

                   Loans
                        Loans due from participants                                    271,722               55,382


* Investment did not represent 5% or more of the Plan's net assets available for benefits as of December 31, 2003.

         The Plan's investments (including gains and losses on investments bought and sold, as well as held during the year) appreciated in value during the year ended December 31, 2004 and for the period from the date of inception through December 31, 2003 as follows:

                                                                                       2004                 2003
                                                                                    -----------          ----------
                   Common stock                                                       $126,318             $14,280
                   Mutual funds                                                        167,695               7,388
                                                                                    ----------           ---------

                          TOTAL                                                       $294,013             $21,668
                                                                                    ==========           =========



--------------------------------------------------------------------------------

AQUA AMERICA, INC. 401(K) AND PROFIT SHARING PLAN
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003


NOTE 4 - NONPARTICIPANT-DIRECTED INVESTMENTS

         Information about the net assets available for benefits as of December 31, 2004 and 2003 and the significant components of the changes in net assets relating to the nonparticipant-directed investments for the year ended December 31, 2004 and the period from the date of inception through December 31, 2003 is as follows:


                                                                                       2004                 2003
                                                                                     --------             --------
                   Net assets:
                        Aqua America, Inc. common stock                               $264,274              $39,543
                        Uninvested cash                                                      0                4,330
                                                                                     ---------            ---------

                          TOTAL                                                       $264,274              $43,873
                                                                                     =========            =========

                   Changes in net assets:
                        Contributions                                                 $191,428              $40,187
                        Interest and dividends                                           2,674                   85
                        Net appreciation                                                32,306                3,605
                        Benefits paid to participants                                   (6,007)                  (4)
                                                                                     ---------            ---------

                          TOTAL                                                       $220,401              $43,873
                                                                                     =========            =========

NOTE 5 - RELATED PARTY TRANSACTIONS

         Certain Plan investments are shares of mutual funds managed by J.P. Morgan Retirement Plan Services. J.P. Morgan Retirement Plan Services is the trustee as defined by the Plan and, therefore, these transactions qualify as party-in interest transactions.

NOTE 6 - TAX STATUS

         The Internal Revenue Service issued a determination letter dated September 30, 2003, which stated that the Plan and related trust qualified under applicable provisions of the Internal Revenue Code (IRC) and, therefore, are exempt from federal income taxes. The Plan administrator and the Plan's counsel believe that the Plan is designed and is currently being operated in compliance with applicable requirements of the IRC. Therefore, no provision for income taxes has been included in the Plan's financial statements.

NOTE 7 - PLAN AMENDMENT

         Effective June 1, 2004, as a result of an acquisition, the Plan was amended to allow employees of Heater Utilities to participate in the Plan. As a result of this amendment, funds totaling $2,849,624 were rolled into the Plan during 2004.




--------------------------------------------------------------------------------
                                       9

AQUA AMERICA, INC. 401(K) AND PROFIT SHARING PLAN
--------------------------------------------------------------------------------
SCHEDULE OF ASSETS (HELD AT END OF YEAR)
FORM 5500 - SCHEDULE H - LINE 4I
EIN:  23-1702594
PN:  005
DECEMBER 31, 2004


                                                             DESCRIPTION OF                                            CURRENT
 (A)       IDENTITY OF ISSUE (B)                             INVESTMENT (C)                        COST (D)           VALUE (E)
----- -----------------------------------------------  --------------------------------         ---------------     ------------
  *    American Century Balanced Fund                   Registered Investment Company                 N/A           $   313,012
  *    American Century Diversified Bond Fund           Registered Investment Company                 N/A               281,165
  *    American Century Equity Index Fund               Registered Investment Company                 N/A               373,284
  *    American Century International Growth Fund       Registered Investment Company                 N/A               222,301
  *    American Century Select Fund                     Registered Investment Company                 N/A               407,178
  *    American Century Strategic Allocation            Registered Investment Company
           Moderate Fund                                                                              N/A               417,056
  *    American Century Value Fund                      Registered Investment Company                 N/A               589,651
  *    American Century Vista Fund                      Registered Investment Company                 N/A               448,775
  *    JP Morgan U.S. Small Company                     Registered Investment Company                 N/A               393,158
  *    American Century Stable Asset Fund               Common/Collective Fund                        N/A               423,845
  *    Aqua America, Inc.                               Common Stock                                $744,652            882,082
       Participant loans                                Participant Loans (interest rate 4.5% to
                                                             10.0%)                                        0            271,722
                                                                                                                     ----------

                                                                                                                     $5,023,229
                                                                                                                     ==========


*    Represents a party-in-interest to the Plan.
N/A Historical cost has not been presented as investment is participant directed.



--------------------------------------------------------------------------------

AQUA AMERICA, INC. 401(K) AND PROFIT SHARING PLAN
--------------------------------------------------------------------------------
SCHEDULE OF REPORTABLE TRANSACTIONS
FORM 5500 - SCHEDULE H - LINE 4J
EIN:  23-1702594
PN:  005
FOR THE YEAR ENDED DECEMBER 31, 2004


                                                                                                 CURRENT VALUE
                                                                                                  OF ASSET ON
                                                            PURCHASE      SELLING                 TRANSACTION
IDENTITY OF PARTY INVOLVED (A)   DESCRIPTION OF ASSET (B)   PRICE (C)    PRICE (D)    COST (G)      DATE (H)       NET GAIN (I)
------------------------------   ------------------------  -----------   ---------   ----------  --------------   --------------
Aqua America, Inc.*              Common stock                $657,934     $     0     $657,934      $657,934        $     0
                                                                    0      51,451       48,302        51,451          3,149


* Represents a party-in-interest to the Plan.





--------------------------------------------------------------------------------

AQUA AMERICA, INC. 401(K) AND PROFIT SHARING PLAN
--------------------------------------------------------------------------------
SCHEDULE OF NONEXEMPT TRANSACTIONS
FORM 5500 - SCHEDULE G - PART III
EIN:  23-1702594
PN:  005
YEAR ENDED DECEMBER 31, 2004



                                                                                                CURRENT           NET GAIN OR LOSS
   IDENTITY OF         RELATIONSHIP         DESCRIPTION OF                COST OF ASSET     VALUE OF ASSET           ON EACH
PARTY INVOLVED (A)     TO PLAN (B)         TRANSACTIONS (C)                    (H)                (I)             TRANSACTION (J)
------------------     ------------        ----------------               -------------     --------------        ----------------
Aqua America, Inc.     Plan Sponsor        Employee contributions not
                                            remitted timely to the Plan      $25,981            $25,981               $     0

Aqua America, Inc.     Plan Sponsor        Related earnings on employee
                                            contributions not remitted
                                            timely to the Plan                   707                  0                   707






--------------------------------------------------------------------------------
                                       12

AQUA AMERICA, INC. 401(K) AND PROFIT SHARING PLAN
--------------------------------------------------------------------------------
SCHEDULE OF DELINQUENT PARTICIPANT CONTRIBUTIONS
FORM 5500 - SCHEDULE H - LINE 4A
EIN:  23-1702594
PN:  005
YEAR ENDED DECEMBER 31, 2004


                        TOTAL THAT CONSTITUTE NONEXEMPT PROHIBITED TRANSACTIONS
    PARTICIPANT      -------------------------------------------------------------     TOTAL FULLY
   CONTRIBUTIONS                            CONTRIBUTIONS         CONTRIBUTIONS      CORRECTED UNDER
  TRANSFERRED LATE    CONTRIBUTIONS NOT   CORRECTED OUTSIDE    PENDING CORRECTION      VFCP AND PTE
    TO THE PLAN           CORRECTED             VFCP                IN VFCP              2002-51
------------------    -----------------   -----------------    ------------------    ---------------
    $25,981                $   0               $25,981              $   0                 $   0






--------------------------------------------------------------------------------
                                       13